UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

CERES, INC.

(Exact Name of registrant as Specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard
Thousand Oaks, CA		91320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 5, 2016, Ceres, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). There were present in person or by proxy at the Annual Meeting stockholders holding 10,752,196 shares of common stock of the Company, representing 66.43% of the 16,185,700 shares entitled to be voted at the Annual Meeting, thereby representing a quorum.

The final results for each of the matters considered at the Annual Meeting were as follows:

Proposal I: Election of Directors

The nominee for director listed in the Proxy Statement was elected to serve until the Company’s 2019 Annual Meeting or until his successor is elected and has been qualified or his earlier resignation or removal, by the votes set forth in the table below.

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Robert Goldberg	6,053,909	323,375	4,374,912

Proposal II: Approval and ratification of the Second Amended and Restated Ceres, Inc. 2011 Equity Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
4,756,223	856,998	764,063	4,374,912

Proposal III:  Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse split of our outstanding shares of common stock, par value $0.01 per share, by a ratio in the range of 1-for-10 and 1-for-20, as determined in the sole discretion of our Board of Directors

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,846,012	1,890,872	15,312	0

Proposal IV: Approval of an amendment to our Amended and Restated Certificate of Incorporation to decrease the number of shares of authorized Common Stock from 240,000,000 to 80,000,000; implementation of this proposal is conditioned upon the approval and implementation of proposal 3; if proposal 3 is not approved and implemented, then this proposal will not be implemented

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,061,051	1,681,846	9,299	0

Proposal V: Ratification of the appointment of Marcum LLP as the independent registered public accounting firm to serve as the Company’s independent auditor for the fiscal year ending August 31, 2016

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
10,459,385	210,532	82,279	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC.

Date: April 7, 2016	By:	/s/ Paul Kuc
Name: Paul Kuc
Title: Chief Financial Officer